WINTHROP REALTY TRUST ANNOUNCES RESULTS FOR
THIRD QUARTER 2013

~Reports FFO of $0.51 Per Common Share ~
~Reports Earnings of $0.27 Per Common Share~
Declares Fourth Quarter 2013 Dividends

FOR IMMEDIATE RELEASE

Boston, Massachusetts – November 7, 2013 – Winthrop Realty Trust (NYSE:FUR), a leading real estate value investor, today announced financial and operating results for the third quarter ended September 30, 2013.  All per share amounts are on a diluted basis.

Financial Results

Three Months Ended September 30, 2013

Net income applicable to common shares for the quarter ended September 30, 2013 was $8.8 million or $0.27 per common share as compared with net income of $12.3 million or $0.37 per common share for the quarter ended September 30, 2012.

For the quarter ended September 30, 2013, Winthrop reported Funds from Operations (“FFO”) applicable to common shares of $17.1 million or $0.51 per common share as compared with FFO of $19.3 million or $0.58 per common share for the third quarter of 2012.

Nine Months Ended September 30, 2013

Net income applicable to common shares for the nine months ended September 30, 2013 was $25.3 million or $0.76 per common share as compared with net income of $20.2 million or $0.61 per common share for the same period ended September 30, 2012.

FFO for the nine months ended September 30, 2013 was $37.5 million or $1.13 per common share as compared with FFO of $41.5 million, or $1.25 per common share for the nine months ended September 30, 2012.

Net Asset Value as of September 30, 2013 and Performance Table

Winthrop’s estimated range of net asset value per common share (“NAV”) at September 30, 2013 was $12.98 to $14.29 as compared to $13.02 to $15.37 at June 30, 2013.  The decline in NAV reflects the additional common shares issued in September 2013.  Winthrop’s quarterly supplemental report contains an investment performance table that presents the internal rate of return for each investment made and sold or otherwise liquidated since January 1, 2008.  The pooled weighted internal rate of return on these investments is 31%.  Details regarding the methodology used to calculate the internal rate of return and the net asset value as well as financial results, properties and tenants can be accessed in the quarterly supplemental report at www.winthropreit.com in the Investor Relations section.

2013 Third Quarter Activity and Subsequent Events

Third Quarter

•
Agreed to increase its financial commitment to the 701 Seventh Avenue, New York Times Square venture from $68.0 million up to $120.0 million and to participate in the future hotel development.  In connection with this increased commitment, Winthrop contributed an additional $22.1 million to the venture.  To date, Winthrop has contributed $52.8 million to the venture, reducing Winthrop’s future funding commitment to $67.2 million.

•
Acquired the 50% interest in the mezzanine loan indirectly secured by the property located at One South State Street, Chicago, Illinois that was held by Winthrop’s venture partner for $30.0 million.  Winthrop now holds 100% of the mezzanine loan that has an outstanding balance of principal and accrued interest of approximately $56.2 million and bears interest at 15% per annum.  Both Winthrop and its partner, through a joint venture, continue to each hold an approximately 35% equity interest in the venture that holds the property (“Sullivan JV”).

•	Received payments of approximately $5.6 million on its Queensridge Tower loan from the sale of several of the Queensridge condominium units.

•
Sold the One Riverwalk property located in San Antonio, Texas owned by Winthrop’s CDH CDO venture.  After satisfying the existing third party debt, Winthrop received net proceeds of approximately $4.4 million.

•
Sold its Seabrook, Texas property to an independent third party for gross sale proceeds of $3.3 million, resulting in net proceeds of approximately $3.2 million, an amount in excess of Winthrop’s most recent net asset value range for the property of $2.556 million to $2.875 million.

•
Sold its Denton, Texas property to an independent third party for a gross sales price of $1.85 million, resulting in net proceeds of approximately $1.7 million.  Winthrop’s most recent net asset value range for this property was $1.725 million to $1.913 million.

•
Concord CDO satisfied its leverage ratio tests and, as a result, again began making distributions to Concord CDO’s junior tranches of bonds and its equity holder, CDH CDO LLC, a venture in which Winthrop holds a 49% interest.

•
Extended the triple net lease with Ingram Micro, the tenant occupying all 200,000 square feet of office space at Winthrop’s Amherst, New York property, through October 31, 2023 and repaid the $15.0 million debt collateralized by the property.

•	Received proceeds of $13.3 million on an investment of $10.8 million from the payoff at par of the loan held in its 33.3% owned Metrotech venture, resulting in a 38% IRR.

•
Closed a public offering of 2.75 million common shares at a price of $11.45 per common share, before underwriter’s discounts.  Winthrop received net proceeds of approximately $30.0 million after underwriter’s discounts and offering expenses.

Subsequent Events

•
Acquired four recently constructed Class A luxury high rise apartment buildings containing an aggregate of 761 units for a purchase price of $246.0 million (the “Portfolio Acquisition”).  The properties are located in Phoenix, Arizona; San Pedro, California; Stamford, Connecticut; and Houston, Texas.  All of the properties were designed and constructed to condominium standards.

•
Subsequent to closing, a subsidiary of New Valley, LLC contributed approximately $16.4 million to the entity that acquired the properties in exchange for an approximately 16.3% interest in such entity.  Winthrop retained the remaining 83.7% interest.

•
Obtained in connection with the Portfolio Acquisition a $150.0 million loan that bears interest at a rate of LIBOR plus 200 basis points (subject to adjustment), requires payments of interest only and has an initial term of three years with two, one-year extensions.

•
Refinanced the existing $110.6 million mortgage loan made to the Sullivan JV which was secured by the 942,000 square foot office and retail property located at One South State Street, in downtown Chicago, Illinois that bore interest at 11% per annum.  The new $113.5 million loan bears interest at a rate of 3.95% per annum, requires payments of interest only and matures November 2018.

•
Acquired through an 80% owned venture, a 184-unit garden apartment complex originally built in 1984 known as Summit Pointe Apartments located in Oklahoma City, Oklahoma.  Winthrop contributed approximately $4.9 million to the venture.  Pursuant to the terms of the venture agreement, Winthrop will hold a preferred equity interest which entitles Winthrop to an 8% preferred return from cash flow and, upon disposition of the property, a minimum preferred return equal to a 12% IRR.

•
Received a partial repayment of $6.3 million on its $6.5 million preferred equity investment in the venture that acquired a 62,150 square foot office building in Sorrento Mesa (San Diego), California.  Winthrop retains the balance of its preferred investment along with a 50% equity interest in the property.

Fourth Quarter 2013 Dividend Declarations

The Company’s Board of Trustees is declaring a regular quarterly cash dividend for the fourth quarter of 2013 of $0.1625 per common share payable on January 15, 2014 to common shareholders of record on December 31, 2013.

The Company’s Board of Trustees is also declaring a regular quarterly cash dividend for the fourth quarter of 2013 of $0.578125 per Series D preferred share payable on December 31, 2013 to Series D preferred shareholders of record on December 13, 2013.

Conference Call Information

The Company will host a conference call to discuss its third quarter 2013 results today, Thursday, November 7, 2013 at 12:00 pm Eastern Time.  Interested parties may access the live call by dialing (877) 407-9205 or (201) 689-8054, or via the Internet at www.winthropreit.com within the News and Events section.  An online replay will be available for one year.  A replay of the call will be available through December 6, 2013 by dialing (877) 660-6853; account #286, confirmation #420064.

About Winthrop Realty Trust

Winthrop Realty Trust, headquartered in Boston, Massachusetts, is a NYSE-listed real estate investment trust (REIT) focused on acquiring, owning, operating and investing in real property as well as real estate collateralized debt, REIT preferred and common stock. For more information, please visit our web-site at www.winthropreit.com.

Forward-Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.  The statements in this release state the Company’s and management's hopes, intentions, beliefs, expectations or projections of the future and are forward-looking statements for which the Company claims the protections of the safe harbor for forward-looking statements under the Private Securities Litigation Reform Act of 1995.  It is important to note that future events and the Company’s actual results could differ materially from those described in or contemplated by such forward-looking statements.  Factors that could cause actual results to differ materially from current expectations include, but are not limited to, (i) general economic conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or general downturn in their business, (iii) local real estate conditions, (iv) increases in interest rates, (v) increases in operating costs and real estate taxes, (vi) changes in accessibility of debt and equity capital markets and (vii) defaults by borrowers on loans.  Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the Company's filings with the Securities and Exchange Commission, copies of which may be obtained from the Company or the Securities and Exchange Commission.  The Company refers you to the documents filed by the Company from time to time with the Securities and Exchange Commission, specifically the section titled "Risk Factors" in the Company's most recent Annual Report on Form 10-K, as may be updated or supplemented in the Company's Form 10-Q filings, which discuss these and other factors that could adversely affect the Company's results.

Financial Results

Financial results for the three and nine months ended September 30, 2013 and 2012 are as follows (in thousands except per share amounts):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Revenue
Rents and reimbursements	$15,099	$12,224	$45,026	$35,022
Interest, dividends and discount accretion	3,917	3,722	13,545	15,018
	19,016	15,946	58,571	50,040
Expenses
Property operating	5,272	3,335	14,697	10,643
Real estate taxes	1,705	1,160	4,184	3,116
Depreciation and amortization	4,923	4,416	14,703	11,623
Interest	5,435	4,416	18,175	11,560
General and administrative	1,113	782	3,058	2,447
Related party fees	2,309	2,316	6,866	6,641
Transaction costs	106	30	158	335
State and local taxes	85	64	227	211
	20,948	16,519	62,068	46,576
Other income (loss)

Equity in income of equity investments	13,856	12,809	26,249	14,051
Earnings from preferred equity investments	189	-	576	-
Realized gain (loss) on sale of securities carried at fair value	(31)	-	(133)	41
Unrealized gain (loss) on securities carried at fair value	-	3,113	(142)	7,254
Unrealized gain on loan securities carried at fair value	-	371	215	447
Settlement expense	(16)	-	(150)	-
Interest income	101	242	286	433
	14,099	16,535	26,901	22,226

Income from continuing operations	12,167	15,962	23,404	25,690

Discontinued operations
(Loss) income from discontinued operations	(1,434)	85	8,025	594
Net income	10,733	16,047	31,429	26,284
Net loss (income) attributable to non-controlling interests	995	(939)	2,419	435
Net income attributable to Winthrop Realty Trust	11,728	15,108	33,848	26,719
Preferred dividends on Series D Preferred Shares	(2,787)	(2,786)	(8,360)	(6,498)
Amount allocated to restricted shares	(106)	-	(235)	-
Net income attributable to Common Shares	$8,835	$12,322	$25,253	$20,221

Per Common Share Data – Basic
Income from continuing operations	$0.31	$0.37	$0.52	$0.59
Income (loss) from discontinued operations	(0.04)	-	0.24	0.02
Net income attributable to Winthrop Realty Trust	$0.27	$0.37	$0.76	$0.61

Per Common Share Data – Diluted
Income from continuing operations	$0.31	$0.37	$0.52	$0.59
Income (loss) from discontinued operations	(0.04)	-	0.24	0.02
Net income attributable to Winthrop Realty Trust	$0.27	$0.37	$0.76	$0.61

Basic Weighted-Average Common Shares	33,076	33,075	33,047	33,064
Diluted Weighted-Average Common Shares	33,148	33,076	33,089	33,064

Comprehensive income
Net income	$10,733	$16,047	$31,429	$26,284
Change in unrealized loss on interest rate derivative	(150)	(16)	(20)	(73)
Consolidated comprehensive income	10,583	16,031	31,409	26,211
Net loss (income) attributable to non-controlling interest	995	(939)	2,419	435
Other comprehensive income attributable to non- controlling interest	-	-	-	-
Comprehensive loss (income) attributable to non- controlling interest	995	(939)	2,419	435
Comprehensive income attributable to Winthrop Realty Trust	$11,578	$15,092	$33,828	$26,646
Dividend declared per Common Share	$0.1625	$0.1625	$0.4875	$0.4875

Funds From Operations:

The following presents a reconciliation of net income to funds from operations (“FFO”) for the three and nine months ended September 30, 2013 and 2012 (in thousands, except per share amounts):

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Net income attributable to Winthrop Realty Trust	$11,728	$15,108	$33,848	$26,719
Real estate depreciation	3,153	2,903	9,665	8,165
Amortization of capitalized leasing costs	1,791	2,169	5,626	5,106
Trust’s share of real estate depreciation and amortization of unconsolidated interests	2,762	2,976	7,471	10,630
Impairment loss on investments in real estate	2,750	698	2,904	698
Gain on sale of real estate	(1,421)	(945)	(10,948)	(945)
(Gain) loss on sale of equity investments	-	(165)	110	(271)
Trust’s share of loss on sale of real estate of unconsolidated interests	722	-	722	-
Less: Non-controlling interest share of real estate depreciation and amortization	(1,504)	(699)	(3,242)	(2,144)

Funds from operations attributable to the Trust	19,981	22,045	46,156	47,958
Preferred dividends on Series D Preferred Shares	(2,787)	(2,786)	(8,360)	(6,498)
Amount allocated to restricted shares	(129)	-	(269)	-
FFO applicable to Common Shares-Basic	$17,065	$19,259	$37,527	$41,460

Weighted-average Common Shares	33,076	33,075	33,047	33,064

FFO Per Common Share-Basic	$0.52	$0.58	$1.14	$1.25

Diluted
Funds from operations attributable to the Trust	$19,981	$22,045	$46,156	$47,958
Preferred dividends on Series D Preferred Shares	(2,787)	(2,786)	(8,360)	(6,498)
Amount allocated to restricted shares	(129)	-	(269)	-
FFO applicable to Common Shares	$17,065	$19,259	$37,527	$41,460

Weighted-average Common Shares	33,076	33,075	33,047	33,064
Stock options	2	1	2	-
Restricted shares	70	-	40	-
Diluted weighted-average Common Shares	33,148	33,076	33,089	33,064
FFO Per Common Share - Diluted	$0.51	$0.58	$1.13	$1.25

FFO is computed in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”).  Winthrop calculates FFO by adjusting net income (loss) (computed in accordance with accounting principles generally accepted in the United States (“GAAP”), including non-recurring items), for gains (or losses) from sales of properties, impairments, real estate related depreciation and amortization, and adjustment for unconsolidated partnerships and ventures.  FFO and FFO per diluted share are used by management, investors and industry analysts as supplemental measures of operating performance of equity REITs. FFO and FFO per diluted share should be evaluated along with GAAP net income and income per diluted share (the most directly comparable GAAP measures), as well as cash flow from operating activities, investing activities and financing activities, in evaluating the operating performance of equity REITs.  FFO and FFO per diluted share exclude the effect of depreciation, amortization and gains or losses from sales of real estate, all of which are based on historical costs which implicitly assumes that the value of real estate diminishes predictably over time.  Since real estate values instead have historically risen or fallen with market conditions, these non-GAAP measures can facilitate comparisons of operating performance between periods and among other equity REITs. FFO does not represent cash generated from operating activities in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs as disclosed in the Company’s Consolidated Statements of Cash Flows.  FFO should not be considered as an alternative to net income as an indicator of the Company’s operating performance or as an alternative to cash flows as a measure of liquidity.

Consolidated Balance Sheets:
(in thousands, except share data)

	September 30,	December 31,
	2013	2012
	(Unaudited)	(Unaudited)
ASSETS
Investments in real estate, at cost
Land	$56,894	$43,252
Buildings and improvements	380,240	378,737
	437,134	421,989
Less: accumulated depreciation	(55,195)	(51,553)
Investments in real estate, net	381,939	370,436

Cash and cash equivalents	165,762	97,682
Restricted cash held in escrows	19,084	13,250
Loans receivable, net	108,163	211,250
Secured financing receivable	30,395	-
Accounts receivable, net of allowances of $478 and $374, respectively	997	1,418
Accrued rental income	19,205	17,241
Securities carried at fair value	7,074	19,694
Loan securities carried at fair value	226	11
Preferred equity investments	12,703	12,250
Equity investments	139,061	134,859
Lease intangibles, net	48,774	37,744
Deferred financing costs, net	4,546	4,864
Other Assets	28,135	2,464
Assets held for sale	2,421	-
TOTAL ASSETS	$968,485	$923,163

LIABILITIES
Mortgage loans payable	308,049	280,576
Senior notes payable	86,250	86,250
Secured financings	29,150	52,920
Notes payable	1,664	1,676
Accounts payable, accrued liabilities and other liabilities	21,522	21,056
Related party fees payable	2,693	2,664
Dividends payable	8,804	5,366
Deferred income	995	1,136
Below market lease intangibles, net	2,280	2,255
TOTAL LIABILITIES	461,407	453,899

COMMITMENTS AND CONTINGENCIES

EQUITY
Winthrop Realty Trust Shareholders’ Equity:
Series D Cumulative Redeemable Preferred Shares, $25 per share liquidation preference; 5,060,000 shares authorized and 4,820,000 shares both issued and outstanding at September 30, 2013 and December 31, 2012	120,500	120,500
Common Shares, $1 par, unlimited shares authorized; 36,397,949 and 33,018,711 both issued and outstanding at September 30, 2013 and December 31, 2012, respectively	35,798	33,019
Additional paid-in capital	646,620	618,426
Accumulated distributions in excess of net income	(308,661)	(317,385)
Accumulated other comprehensive loss	(70)	(50)
Total Winthrop Realty Trust Shareholders’ Equity	494,187	454,510
Non-controlling interests	12,891	14,754
Total Equity	507,078	469,264
TOTAL LIABILITIES AND EQUITY	$968,485	$923,163

Further details regarding the Company’s results of operations, properties, joint ventures and tenants are available in the Company’s Form 10-Q for the quarter ended September 30, 2013 which will be filed with the Securities and Exchange Commission and will be available for download at the Company’s website www.winthropreit.com or at the Securities and Exchange Commission website www.sec.gov.

# # #

Contact Information:

AT THE COMPANY

John Garilli
Chief Financial Officer
(617) 570-4614